Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Reports First Quarter 2025 Results

OKLAHOMA CITY, April 29, 2025 – Expand Energy Corporation (NASDAQ: EXE) ("Expand Energy" or the "Company") today reported first quarter 2025 financial and operating results.

•Net cash provided by operating activities of $1,096 million
•Net loss of $249 million, or $1.06 per fully diluted share; adjusted net income(1) of $487 million, or $2.02 per share
•Adjusted EBITDAX(1) of $1,395 million
•Produced approximately 6.79 Bcfe/d net (92% natural gas)
•Added to the S&P 500, effective March 24, 2025
•Upgraded to Investment Grade credit rating by Moody's (Baa3); achieved uniform Investment Grade rating from all rating agencies
•Quarterly base dividend of $0.575 per common share to be paid in June 2025, 17th straight quarter of paying a dividend
•On track to capture approximately $400 million in 2025 synergies, with the total target of $500 million in annual synergies expected to be achieved by year end 2026
(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this news release.

“Overcoming market volatility requires a resilient financial foundation, a deep market-connected portfolio, and low cost, efficient operations, all hallmarks of our strategy" said Nick Dell'Osso, Expand Energy's President and Chief Executive Officer. "We continue to execute our business, utilizing our productive capacity to navigate today's dynamic macro environment and be prepared to efficiently respond as market conditions change.”

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Operations Update

Expand Energy operated an average of 11 rigs during the first quarter, drilling 46 wells and turning 89 wells in line, resulting in net production of approximately 6.79 Bcfe per day (92% natural gas). A detailed breakdown of first quarter production, capital expenditures and activity can be found in supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

2025 Annual Synergy, Capital and Operating Outlook

In 2025, Expand Energy expects to run approximately 12 rigs and invest approximately $2.7 billion yielding an estimated daily production of approximately 7.1 Bcfe/d. The Company intends to build incremental productive capacity for an additional $300 million by exiting 2025 with approximately 15 rigs. This incremental capital investment positions the Company to efficiently grow production from a year-end 2025 exit rate of approximately 7.2 Bcfe/d to average approximately 7.5 Bcfe/d in 2026 should market conditions warrant.

Expand Energy is on track to capture its 2025 expected annual synergy target of approximately $400 million. The Company expects to achieve the full $500 million in annual synergies by year end 2026.

A detailed breakdown of 2025 annual synergy, capital, and operating outlook can be found in supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

Shareholder Returns Update

Expand Energy enhanced its capital return framework in 2024 to more efficiently return cash to shareholders and reduce Net Debt. The Company plans to pay its quarterly base dividend of $0.575 per share on June 4, 2025 to shareholders of record at the close of business on May 15, 2025. The Company expects to allocate $500 million to Net Debt reduction in 2025, and at current market conditions, to have additional free cash flow available to allocate to the combination of variable dividends, share repurchases, and the balance sheet.

Conference Call Information

A conference call to discuss Expand Energy's first quarter 2025 financial and operating results and 2025 outlook has been scheduled for 9 a.m. EDT on April 30, 2025. Participants can access the live webcast at https://edge.media-server.com/mmc/p/kn8j2wew. Participants who would like to ask a question, can register at https://register-conf.media-server.com/register/BIb82422792483441f93f8794cbf385f7c, and will receive the dial-in info and a unique PIN to join the call. Links to the conference call will be provided at https://investors.expandenergy.com/. A replay will be available on the website following the call.
Financial Statements, Non-GAAP Financial Measures and 2025 Guidance and Outlook Projections

This news release contains the non-GAAP financial measures described below in the section titled "Non-GAAP Financial Measures." Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the Company’s 2025 first quarter financial and operational results, along with non-GAAP measures that adjust for items typically excluded by securities analysts, are available on the Company’s website. Non-GAAP measures should not be considered as an alternative to, or more meaningful than, GAAP measures. Management’s guidance for 2025 can be found on the Company’s website at www.expandenergy.com.

Expand Energy Corporation (NASDAQ: EXE) is the largest natural gas producer in the United States, powered by dedicated and innovative employees focused on disrupting the industry’s traditional cost and market delivery model to responsibly develop assets in the nation’s most prolific natural gas basins. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, our ability to capture synergies, the amount and timing of any cash dividends and our environmental, social, and governance ("ESG") initiatives. Forward-looking and other statements in this news release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange commission ("SEC"). In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "aim", "predict", "should", "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•Reduced demand for natural gas, oil, and natural gas liquids ("NGLs");
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•risks related to our plans to participate in the global LNG value chain;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of decisions made by OPEC+ and armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•challenges with employee retention and increasingly competitive labor market
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;
•our ability to achieve and maintain ESG certifications, goals and commitments;
•legislative, regulatory, and ESG initiatives, including those addressing the impact of climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;

•federal and state tax proposals affecting our industry;
•risks related to an annual limitation on the utilization of our tax attributes, which was triggered upon the completion of our merger with Southwestern Energy Company (the "Southwestern Merger"), as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the filing date, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this news release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$349	$317
Restricted cash	78	78
Accounts receivable, net	1,361	1,226
Derivative assets	—	84
Other current assets	325	292
Total current assets	2,113	1,997
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	23,874	23,093
Unproved properties	5,774	5,897
Other property and equipment	678	654
Total property and equipment	30,326	29,644
Less: accumulated depreciation, depletion and amortization	(6,066)	(5,362)
Total property and equipment, net	24,260	24,282
Long-term derivative assets	2	1
Deferred income tax assets	626	589
Other long-term assets	933	1,025
Total assets	$27,934	$27,894

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$654	$777
Current maturities of long-term debt, net	—	389
Accrued interest	68	100
Derivative liabilities	896	71
Other current liabilities	1,971	1,786
Total current liabilities	3,589	3,123
Long-term debt, net	5,243	5,291
Long-term derivative liabilities	129	68
Asset retirement obligations, net of current portion	506	499
Long-term contract liabilities	1,159	1,227
Other long-term liabilities	117	121
Total liabilities	10,743	10,329
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 237,476,127 and 231,769,886 shares issued	2	2
Additional paid-in capital	13,700	13,687
Retained earnings	3,489	3,876
Total stockholders' equity	17,191	17,565
Total liabilities and stockholders' equity	$27,934	$27,894

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
	2025	2024
($ in millions, except per share data)
Revenues and other:
Natural gas, oil and NGL	$2,300	$589
Marketing	910	312
Natural gas, oil and NGL derivatives	(1,014)	172
Gains on sales of assets	—	8
Total revenues and other	2,196	1,081
Operating expenses:
Production	147	59
Gathering, processing and transportation	563	173
Severance and ad valorem taxes	48	29
Exploration	7	2
Marketing	919	323
General and administrative	47	47
Depreciation, depletion and amortization	711	399
Other operating expense, net	22	17
Total operating expenses	2,464	1,049
Income (loss) from operations	(268)	32
Other income (expense):
Interest expense	(59)	(19)
Other income, net	8	20
Total other income (expense)	(51)	1
Income (loss) before income taxes	(319)	33
Income tax expense (benefit)	(70)	7
Net income (loss)	$(249)	$26
Earnings (loss) per common share:
Basic	$(1.06)	$0.20
Diluted	$(1.06)	$0.18
Weighted average common shares outstanding (in thousands):
Basic	234,434	130,893
Diluted	234,434	141,752

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
($ in millions)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(249)	$26
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	711	399
Deferred income tax expense (benefit)	(37)	7
Derivative (gains) losses, net	1,014	(172)
Cash receipts (payments) on derivative settlements, net	(45)	228
Share-based compensation	9	9
Gains on sales of assets	—	(8)
Contract amortization	(52)	—
Other	(4)	(13)
Changes in assets and liabilities	(251)	76
Net cash provided by operating activities	1,096	552
Cash flows from investing activities:
Capital expenditures	(563)	(421)
Receipts of deferred consideration	60	60
Contributions to investments	(4)	(19)
Proceeds from divestitures of property and equipment	—	6
Net cash used in investing activities	(507)	(374)
Cash flows from financing activities:
Proceeds from Credit Facility	725	—
Payments on Credit Facility	(725)	—
Proceeds from warrant exercise	21	—
Cash paid to purchase debt	(436)	—
Cash paid for common stock dividends	(142)	(77)
Net cash used in financing activities	(557)	(77)
Net increase in cash, cash equivalents and restricted cash	32	101
Cash, cash equivalents and restricted cash, beginning of period	395	1,153
Cash, cash equivalents and restricted cash, end of period	$427	$1,254

Cash and cash equivalents	$349	$1,179
Restricted cash	78	75
Total cash, cash equivalents and restricted cash	$427	$1,254

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended March 31, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,617	3.48	—	—	—	—	2,617	3.48
Northeast Appalachia	2,668	3.75	—	—	—	—	2,668	3.75
Southwest Appalachia	969	3.38	14	63.40	75	30.54	1,503	4.28
Total	6,254	3.58	14	63.40	75	30.54	6,788	3.76

Average NYMEX Price		3.65		71.42
Average Realized Price (including realized derivatives)		3.51		63.76		29.35		3.69

	Three Months Ended March 31, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	1,478	2.03	—	—	—	—	1,478	2.03
Northeast Appalachia	1,720	2.03	—	—	—	—	1,720	2.03
Total	3,198	2.03	—	—	—	—	3,198	2.03

Average NYMEX Price		2.24		—
Average Realized Price (including realized derivatives)		2.85		—		—		2.85

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended March 31,
	2025	2024
($ in millions)
Drilling and completion capital expenditures:
Haynesville	$286	$195
Northeast Appalachia	103	105
Southwest Appalachia	165	—
Total drilling and completion capital expenditures	554	300
Non-drilling and completion - field	56	35
Non-drilling and completion - corporate	52	19
Total capital expenditures	$662	$354

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Expand Energy’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the Company’s trends and performance, (b) these financial measures are comparable to estimates provided by securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

Expand Energy's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Expand Energy’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Net Income facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on natural gas and oil derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the Company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders and is used to determine Expand Energy's payout of enhanced returns framework. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended March 31,
($ in millions)	2025	2024
Net income (loss) (GAAP)	$(249)	$26

Adjustments:
Unrealized losses on natural gas and oil derivatives	969	67
Gains on sales of assets	—	(8)
Other operating expense, net	26	19
Contract amortization	(52)	—
Other	(4)	(8)
Tax effect of adjustments(a)	(203)	(16)
Adjusted net income (Non-GAAP)	$487	$80

(a)	The three month periods ended March 31, 2025 and March 31, 2024 include a tax effect attributed to reconciling adjustments using a statutory rate of 22% and 23%, respectively.

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended March 31,
($/share)	2025	2024
Earnings (loss) per common share (GAAP)	$(1.06)	$0.20
Effect of dilutive securities	—	(0.02)
Diluted earnings (loss) per common share (GAAP)	$(1.06)	$0.18

Adjustments:
Unrealized losses on natural gas and oil derivatives	4.14	0.47
Gains on sales of assets	—	(0.06)
Other operating expense, net	0.11	0.14
Contract amortization	(0.22)	—
Other	(0.02)	(0.06)
Tax effect of adjustments(a)	(0.87)	(0.11)
Effect of dilutive securities	(0.06)	—
Adjusted diluted earnings per common share (Non-GAAP)	$2.02	$0.56

(a)	The three month periods ended March 31, 2025 and March 31, 2024 include a tax effect attributed to reconciling adjustments using a statutory rate of 22% and 23%, respectively.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended March 31,
	2025	2024
($ in millions)
Net income (loss) (GAAP)	$(249)	$26

Adjustments:
Interest expense	59	19
Income tax expense (benefit)	(70)	7
Depreciation, depletion and amortization	711	399
Exploration	7	2
Unrealized losses on natural gas and oil derivatives	969	67
Gains on sales of assets	—	(8)
Other operating expense, net	26	19
Contract amortization	(52)	—
Other	(6)	(23)
Adjusted EBITDAX (Non-GAAP)	$1,395	$508

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended March 31,
	2025	2024
($ in millions)
Net cash provided by operating activities (GAAP)	$1,096	$552
Cash capital expenditures	(563)	(421)
Free cash flow (Non-GAAP)	533	131
Cash paid for merger expenses	48	—
Cash contributions to investments	(4)	(19)
Adjusted free cash flow (Non-GAAP)	$577	$112

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	March 31, 2025
Total debt (GAAP)	$5,243
Premiums, discounts and issuance costs on debt	7
Principal amount of debt	5,250
Cash and cash equivalents	(349)
Net debt (Non-GAAP)	$4,901